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                                                                 EXHIBIT 23.1

                    CONSENT OF INDEPENDENT CHARTERED
                              ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated September 23, 1999 (except as to Notes 9[i] and 12[i] which are as at October 19, 1999), in Post-effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-84145) and related Prospectus of Global Media Corp. for the Registration of 7,443,153 common shares of its common stock.


                                        /s/ Ernst & Young
Vancouver, Canada,                      ------------------------------
November 12, 1999                       Chartered Accountants